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                                                                   Exhibit 10.17

                                DATA RACE, INC.
                           6509 Windcrest, Suite 120
                              Plano, Texas 75024
                                (972) 265-4000

                                 July 19, 2001

ALPHA CAPITAL AG                               STONESTREET L.P.
Lettstrasse 32                                 c/o Canaccord Capital Corporation
Furstentum 9490                                320 Bay Street, Suite 1300
Vaduz, Liechtenstein                           Toronto, Ontario, Canada
Attn: Konrad Ackermann                         Attn: Michael Finkelstein

EPSTEIN BECKER & GREEN, P.C.
250 Park Avenue
New York, New York 10177
Attn: Robert Charron

  Re:  Amendment to the Convertible Debentures and Warrants Purchase Agreement
  ----------------------------------------------------------------------------

Gentlemen:

  Reference is made to that certain Convertible Debentures and Warrants Purchase Agreement (the "Purchase Agreement"), dated June 20, 2001, between Data Race, Inc. (the "Company"), Alpha Capital AG and Stonestreet L.P. (collectively, the "Investors"), and the exhibits entered into pursuant thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

  In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

The Company agrees to submit to its shareholders for their approval (the "Shareholder Approval") a proposal (the "Authorization Proposal", and the date the Authorization Proposal is approved, the "Shareholder Approval Date") to amend the Company's Articles of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance to 130,000,000 shares. In the event that the Company's shareholders do not approve the Authorization Proposal when first submitted to them, the Company shall have the obligation to resubmit the Authorization Proposal to its shareholders within 90 calendar days after the date the shareholders failed to approve the
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Authorization Proposal and to continue to resubmit the Authorization Proposal to its shareholders within each 90 calendar day period thereafter until the earlier of (i) such time as the Shareholder Approval is obtained, or (ii) 18 months from the date of this Amendment. With respect to the subsequent Closings set forth in
Section 2 of this Agreement, the Investors hereby agree to amend the condition that the Company will have duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Debentures and the exercise of the Warrants to provide that the Company will have validly authorized and reserved, as to each Investor, 12,500,000 shares of Common Stock for the conversion of their respective Convertible Debenture and the exercise of their respective Warrant.

Section 1.1(a)(ii) of the Purchase Agreement shall be restated as follows:

Within three (3) Trading Days of written notice from the Company to the Investors that the Registration Statement has been filed (the "Filing Date"), the Investors shall purchase equal amounts, severally and not jointly, in the aggregate, of $240,000 principal amount of Convertible Debentures. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures evidencing said principal sum to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

Within the earlier of 35 calendar days after the Filing Date and the Effective Date, the Investors shall purchase equal amounts, severally and not jointly, in the aggregate, $130,000 principal amount of Convertible Debentures. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures evidencing said principal sum to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

Within 5 calendar days of the Effective Date, the Investors shall purchase equal amounts, severally and not jointly, in the aggregate, of $130,000 principal amount of Convertible Debentures. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures evidencing said principal sum to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

All references in the Purchase Agreement to the "second Closing" shall include all of the Closings set forth in paragraph 2 above and the condition in Section 1.1(b)(xii) of the Purchase Agreement is hereby amended to conform with paragraph 1 above; except that, the reference to the second Closing in Section
5.9 and 6.1 shall be deemed to mean only the Closing on the Effective Date, or in the event such Closing does not occur, the immediately preceding Closing. Furthermore, the Closing to occur on the Effective Date is conditioned upon the Effective Date occurring within 100 calendar days from the date hereof.
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Section 3(a) of the Registration Rights Agreement shall be restated as follows:
The Company agrees that it will prepare and file with the Commission within 3 business days of the date hereof, a pre-effective amendment to the recently filed registration statement on Form S-3, File No. 333-57166 or another registration statement (on Form S-3, or other appropriate registration statement form) under the Securities Act (as applicable, the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Investors, so as to permit the resale of the Securities under the Act by the Investors as selling stockholders and not as underwriters. Failure to file the Registration Statement within the time period specified herein shall be deemed a material breach of this Agreement.

The first and second sentence of Section 3(b) of the Registration Rights Agreement shall be restated as follows: The Company shall cause such Registration Statement to become effective within 75 calendar days from the date hereof, or, if earlier, within 5 days of SEC clearance to request acceleration of effectiveness. The aggregate number of shares of Common Stock designated in the Registration Statement to be registered for resale by the Investors shall be 25,000,000 and shall include 100% of the already converted Conversion Shares held by any Investor on the filing date and the remaining shares shall be designated as Conversion Shares. Within 15 calendar days of the Shareholder Approval Date, the Company shall file a further registration statement registering a number of shares of Common Stock to the extent that at least 200% of the shares which would be required to be issued upon the conversion of the remaining Convertible Debentures held by any Investor, on the date of the filing of such further registration statement at the Conversion Price and 100% of the already converted Conversion Shares (not then already registered) held by any Investor on the date of the filing of such further registration statement are registered and shall prosecute such additional registration statement to effectiveness within 75 calendar days of the date of the Shareholder Approval Date.

The fourth sentence of Section 3(b) of the Registration Rights Agreement shall be restated as follows: After the Shareholder Approval Date, within 15 days after the day on which the number of Securities registered for resale by the Investors, notwithstanding the limitation of conversion herein and in the Purchase Agreement, is less than 125% of the number of Conversion Shares (calculated at the Conversion Price on such date) held by the Investors on such date (the "Further Registration Date"), the Company shall file a further registration statement registering a number of shares of Common Stock to the extent that at least 200% of the shares which would be required to be issued upon the conversion of the remaining Convertible Debentures held by any Investor on the date of the filing of such further registration statement at the Conversion Price and 100% of the already converted Conversion Shares (not then already registered) held by any Investor on the date of the filing of such further registration statement are registered and shall prosecute such additional registration statement to effectiveness within 75 calendar days of the date of the Further Registration Date.

The Investors hereby agree to waive the Company's obligation under the Registration Statement to pay them Liquidated Damages that have accrued on or before the 3rd
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business day hereafter for the Company's failure to timely file the Registration
Statement.

The Investors consent to the incurrence of indebtedness by the Company in the amount of $30,437.02 as evidenced by a 10% Promissory Note in such original principal amount issued by the Company to First Capital Management Company, LLC (the "July Note"). The July Note is payable on demand and is secured by a lien on all the personal property of the Company (with such security interest being on parity with the First Capital Note and the ICN Note). The July Note is not convertible into the Company's Common Stock or any other class of the Company's capital stock. The Investors agree to waive any and all anti-dilution, first refusal and other protective measures they may have under the terms of the Purchase Agreement and Convertible Debenture to the extent, and only to the extent, that such provisions would otherwise be triggered by the July Note.

Section 1.3 of the Escrow Agreement shall be restated as follows:

  1.3  Subsequent Closings.
       -------------------

Upon the Escrow Agent's receipt of the Purchase Price for a Closing that occurs after the first Closing (collectively, the "Subsequent Closings") into its master escrow account, it shall telephonically advise the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its master escrow account.

The Company, upon receipt of said notice, shall deliver to the Escrow Agent the Convertible Debentures evidencing the principal amount of each Investor's aggregate Purchase Price.

In the event that the foregoing items are not in the Escrow Agent's possession within three (3) Trading Days of the Escrow Agent notifying the Company that the Escrow Agent has custody of the Purchase Price applicable to such Closing, then each Investor shall have the right to demand the return of said Purchase Price.

Once the Escrow Agent confirms the validity of the issuance of the applicable Convertible Debentures by means of its receipt of a Release Notice in the form attached hereto as Exhibit X executed by the Company and each Investor, it shall
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calculate and insert the Set Price and issuance date on each Convertible
Debenture and then wire 92% of the Purchase Price of the applicable Convertible Debentures per the written instructions of the Company, net of US$4,166 to Epstein Becker & Green, P.C. for Investor's legal, administrative and escrow costs, US$3,333 to Epstein Becker & Green, P.C. for the legal, administrative and escrow costs of the investor to the Equity Line (such that the aggregate amount paid to Epstein Becker & Green, P.C. as to all Subsequent Closings is US$22,500), as to the Closing in Section 1.1(a)(ii)(1) of the Purchase Agreement only, US$75,000 per the instructions of Jackson Walker L.L.P., as to the Closing in Section 1.1(a)(ii)(2) of the Purchase Agreement only, US$25,000 per the instructions of Jackson Walker L.L.P. and the remaining 8% of the Purchase Price per the written instructions of Hadrian Investments Limited.
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Once the funds (as set forth above) have been sent per the Company's instructions, the Escrow Agent shall then arrange to have the Convertible Debentures delivered to the Investors.

Notwithstanding any failure by the Investors to fund a Closing, the Company hereby acknowledges and agrees that it will comply with the Purchase Agreement and this Agreement with respect to the registration of the shares of Common Stock underlying the then issued Convertible Debentures and already converted Conversion Shares and the delivery of Conversion Shares upon the conversion of the then issued Convertible Debentures.

The Investors hereby acknowledge and agree that the anti-dilution provision of
Section 11(b) of the Warrant shall not be triggered based on sales of the Common Stock pursuant to the Equity Line.

Prior to the Shareholder Approval Date, each Investor hereby agrees not to convert their respective Convertible Debenture nor exercise their respective Warrant to the extent that such conversion or exercise shall result in the issuance by the Company to such Investor of more than 12,500,000 shares of Common Stock in connection with the Purchase Agreement. In the event that the Company fails to obtain the Shareholder Approval set forth in Section 1 of this Agreement on or before the earlier of 60 calendar days from the Effective Date or 135 calendar days from the date hereof, such failure shall constitute an Event of Default under the Convertible Debentures.

  Except as specifically amended by the terms of this amendment, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.

  This amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

                           [SIGNATURE PAGE FOLLOWS]
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  If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                              DATA RACE, INC.



                              By:
                                  ----------------------------------------------
                                    Name:
                                    Title:



ACCEPTED AND AGREED TO:

                              ALPHA CAPITAL AG


                              By:
                                  ----------------------------------------------
                                    Konrad Ackermann, Authorized Signatory


                              STONESTREET L.P.


                              By:
                                  ----------------------------------------------
                                    Michael Finkelstein, Authorized Signatory


                              EPSTEIN BECKER & GREEN, P.C.


                              By:
                                  ----------------------------------------------
                                    Robert F. Charron, Authorized Signatory